                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement         [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                SOLOPOINT, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                ----------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:
       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:
       -------------------------------------------------------------------------

    5) Total fee paid:
       -------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:
       -------------------------------------------------------------------------

    3) Filing Party:
       -------------------------------------------------------------------------

    4) Date Filed:
       -------------------------------------------------------------------------

                                SOLOPOINT, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 2, 1998

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders of SoloPoint, Inc., a California corporation (the "Company"), will be held on Tuesday, June 2, 1998 at 11:00 a.m., local time, at the Company's offices located at 130-B Knowles Drive, Los Gatos, California 95032 for the following purposes:

  1. To elect four directors for a term of one year to expire at the Company's Annual Meeting of Shareholders in 1999;

  2. To increase the number of shares of Common Stock reserved for issuance under the Company's 1993 Incentive Stock Plan from 897,000 to 1,397,000 shares;

  3. To amend the Company's Articles of Incorporation to effect a one-for-four reverse stock split of the Company's outstanding Common Stock.

  4. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998; and

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  These items of business are more fully described in the Proxy Statement accompanying this notice.

  Only shareholders of record at the close of business on April 10, 1998 are entitled to notice of and to vote at the meeting.

  All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to sign and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if the shareholder has returned a proxy.

                                          By order of the Board of Directors

                                          /s/ MICHAEL J. O'DONNELL
                                          Michael J. O'Donnell
                                          Secretary

Los Gatos, California
April 30, 1998


 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                SOLOPOINT, INC.

            PROXY STATEMENT FOR 1998 ANNUAL MEETING OF SHAREHOLDERS

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of Board of Directors of SoloPoint, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, June 2, 1998, at 11:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 130-B Knowles Dr., Los Gatos, California 95032. The Company's telephone number at that address is (408) 364-8850.

  These proxy solicitation materials were mailed on or about April 30, 1998 to all shareholders entitled to vote at the Annual Meeting. The Company's Board of Directors has unanimously approved the matters being submitted for shareholder approval at the Annual Meeting. A copy of the Company's Form 10-KSB filed with Securities and Exchange Commission on March 31, 1998 will be furnished by the Company to any shareholder upon written request to the Company. Request should be addressed to Ronald J. Tchorzewski 130 B Knowles Drive, Los Gatos, California 95032.

RECORD DATE; OUTSTANDING SHARES

  Shareholders of record at the close of business on April 10, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 8,305,818 shares of Common Stock were issued and outstanding held of record by approximately 106 shareholders.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

  Except as provided below with respect to cumulative voting, each share of Common Stock is entitled to one vote with respect to the matters set forth herein. Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting, and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate such shareholder's votes. The Company has agreed (for a period of 36 months from the closing of the secondary public offering in January 1998) to grant to H.J. Meyers & Co., Inc. (the underwriter for the Company's secondary public offering) the right to nominate one member of the Board of Directors provided such nominee is acceptable to the Company. See "Certain Relationships and Related Transactions."

  The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain of the Company's officers, directors and regular employees, without compensation, personally or by telephone or telecopy.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

  Proposals which are intended to be presented by shareholders at the Company's next annual meeting of shareholders, which is proposed to be held in June 1998, must be received by the Company no later than December 31, 1998 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is currently set as five. At the Annual Meeting, four nominees are to be elected. Directors Giuliano Raviola and Charles Ross and have chosen not to stand for re-election. Following the Annual Meeting, there will be one vacancy on the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. If a nomination is made to elect an individual to the vacant position on the Board of Directors, the proxy holders will propose a nominee to fill such position and vote all proxies received by them in accordance with cumulative voting to assure the election of as many of the Company's nominees as possible.

  The nominees, and certain information about them as of December 31, 1997, are set forth below.

                                                                       DIRECTOR
       NAME OF NOMINEE      AGE           COMPANY POSITIONS             SINCE
       ---------------      ---           -----------------            --------
   Charlie Bass(1).........  56 Director                                 1993
   Arthur G. Chang.........  39 Chief Operating Officer                   --
   Edward M. Esber, Jr.....  45 President, Chief Executive Officer and   1995
                                 Director
   Patrick Grady(2)........  30 Director                                 1996

--------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.

  Charlie Bass has served as a Director of the Company since he co-founded the Company in March 1993 and served as the Company's Chairman of the Board until February 1998. Dr. Bass served as Chief Executive Officer of the Company from March 1995 until October 1995. Dr. Bass is the general partner of Bass Associates, a venture capital firm and has served in that capacity since September 1989. Dr. Bass also currently serves as a Director of Meridian Data, Inc., and Socket Communications, Inc. Dr. Bass is also a consulting professor of electrical engineering at Stanford University. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

  Edward M. Esber, Jr. became the Chairman of the Board of the Company in February 1998. Mr. Esber served as the Company's President, Chief Executive Officer, and Director from October 1995 until February 1998 and served as the Company's Chief Financial Officer from May 1996 until July 1997. From May 1994 to June 1995, Mr. Esber was Chairman, Chief Executive Officer and President of Creative Insights, Inc., a computer toys company. From May 1993 to June 1994, Mr. Esber was President and Chief Operating Officer of Creative Labs, Inc., the US subsidiary of Creative Technology Ltd. From 1985 to 1990, Mr. Esber was Chairman, President, Chief Executive Officer and Director of Ashton-Tate, a database software company and maker of dBase. Mr. Esber as served as a director of Quantum Corp. since 1988, Borealis Technology Corporation since 1996 and Integrated Circuit Systems Technology since 1997. Mr. Esber holds a bachelor's degree in computer engineering from Case Western Reserve University, a master's degree in electrical engineering from Syracuse University and a M.B.A. in general management from Harvard Business School.

  Patrick Grady has served as a Director of the Company since July 1996. Since March 1998, Mr. Grady has served as the Chief Executive Officer and Chairman of the Board of Directors of Borealis Technology Corp. From June 1993 to February 1998, Mr. Grady was a Managing Director, Venture Capital for H.J. Meyers & Co., Inc., an investment bank. From June 1993 to March 1996 Mr. Grady was Senior Vice President of Corporate Finance at H.J. Meyers & Co., Inc. From March 1991 to May 1993, Mr. Grady was Vice President of Corporate Finance at Josephthal Lyon & Ross, an investment bank. Mr. Grady also currently serves as a Director of Deltapoint, Inc., and Borealis Technology Corp. Mr. Grady attended Pace University in New York. Mr. Grady was nominated by the underwriter of the Company's secondary public offering completed on January 9, 1998 to serve on the Board of Directors.

  Arthur G. Chang joined the Company as Chief Operating Officer and Vice President of Research and Development in February 1996. Effective February 1998, Mr. Chang serves as the Company's President and Chief Executive Officer. From November 1993 to April 1995, Mr. Chang was Chairman, President, Chief Executive Officer and Director of CommVision Corporation, a wide area remote access company. From February 1988 to April 1993, Mr. Chang was co-founder and Senior Vice President of Product Development and Product Marketing for Parallan Computer, Inc. (now Meridian Data, Inc.), a company that made fault-tolerant superservers for PC networks. Mr. Chang holds a bachelors degree in electrical engineering from Northwestern University and a master's degree in electrical and computer science from the University of California at Berkeley.

  All of the foregoing individuals, with the exception of Mr. Chang, are currently serving as directors of the Company.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors held six meetings and took action by written consent five times during fiscal 1997. No incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held which such person was a director and
(ii) the total number of meetings held by all committees on which such director served while a member of the Board of Directors.

  The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee. The Board of Directors has no nominating committee or any other committee performing a similar function.

  During 1997, directors Charlie Bass and Giuliano Raviola served on the Compensation Committee, which establishes salaries and incentive compensation for employees of the Company other than executive officers, and makes recommendations to the Board of Directors with regard to salaries and incentive compensation for executive officers of the Company. The Compensation Committee held one meeting and took action by written consent twice during fiscal 1997. Messrs. Bass and Raviola each attended the committee meeting.

  During 1997, directors Charles Ross and Patrick Grady served on the Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held three meetings during fiscal 1997. Messrs. Ross and Grady each attended the committee meetings.

COMPENSATION OF DIRECTORS

  The Company's directors do not currently receive any cash compensation for service on the Board of Directors, but directors may be reimbursed for reasonable expenses incurred in connection with attendance at Board committee meetings.

  Directors of the Company receive an automatic grant of an option to purchase 12,000 shares of Common Stock of the Company each year on the day immediately following the Company's annual shareholders' meeting. In July 1997, the Company granted options exercisable for 12,000 shares of Common Stock to each of Directors Bass, Raviola, Grady and Ross or their affiliates. Such options vest on a monthly basis over a four-year period from the date of grant.

REQUIRED VOTE

  The four nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                    VOTE "FOR" THE ELECTION OF THE NOMINEES.

                                PROPOSAL NO. 2

                    AMENDMENT OF 1993 INCENTIVE STOCK PLAN

GENERAL

  The Company's 1993 Incentive Stock Plan (the "Incentive Plan"), was originally adopted by the Board of Directors and approved by the shareholders in March 1993. The Incentive Plan provides for grants of incentive stock options, nonstatutory stock options, and stock purchase rights to employees (including employees who are officers) of the Company and its subsidiaries. The Incentive Plan also provides for grants of nonstatutory stock options and stock purchase rights to consultants. In April 1998, the Board of Directors approved an amendment to the Incentive Plan increasing to a total of 1,397,000 the shares of Common Stock reserved for issuance under the Incentive Plan. There are currently 897,000 shares of Common Stock reserved for issuance under the Incentive Plan. As of March 31, 1998, options to purchase 507,000 shares were outstanding under the Incentive Plan and 267,780 shares remained available for future grant. The Incentive Plan may be administered by the Board of Directors or by a committee appointed by the Board. The Incentive Plan is currently administered by the Board of Directors.

  The shareholders are now being requested to consider and approve an amendment to the Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder to a new total of 1,397,000 shares.

SUMMARY OF THE INCENTIVE PLAN

  The essential features of the Incentive Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified by reference to, all provisions of the Incentive Plan, a copy of which is available from the Company upon request.

  General. The purpose of the Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to the employees and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the Incentive Plan. Options granted under the Incentive Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

  Administration. The Incentive Plan may generally be administered by the Board or a committee appointed by the Board. The administrators of the Incentive Plan are referred to herein as the "Administrator."

  Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the Incentive Plan to employees, consultants and directors of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, consultants and directors to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the Incentive Plan provides that no employee may be granted, in any fiscal year of the Company, options and stock purchase rights to purchase more than 75,000 shares of Common Stock. Notwithstanding this limit, however, in connection with an employee's initial employment, he or she may be granted options or stock purchase rights to purchase up to an additional 75,000 shares of Common Stock.

  Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of a nonstatutory stock option shall be determined by the Administrator. The fair market value of the Common Stock is generally determined with reference to the mean of the bid and asked prices of the Common Stock for the date of grant as reported by the Wall Street Journal or the Nasdaq National Market System.

    (b) Exercise of Option; Form of Consideration. The Administrator specifies in the option agreement when options become exercisable. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The Incentive Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercise, any combination thereof, reduction of any liability to optionee, or any other legal form of consideration.

    (c) Term of Option. The term of option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the Incentive Plan expire on the earlier of (i) the date set forth in his or her notice of grant (which date in the case of an incentive stock option may not be more than three
  (3) months after the date of such termination, and in the case of a nonstatutory stock option, may not be more than six (6) months after the date of such termination), or (ii) the expiration date of such option. To the extent the option is exercisable at the time of the optionee's termination, the optionee may exercise all or part of his or her option at any time before it terminates.

    (e) Disability. If an optionee's employment or consulting relationship terminates as a result of disability, then all options held by such optionee under the Incentive Plan expire (i) 6 months from the date of such termination (or such longer period of time not exceeding 12 months as determined by the Administrator), but only to the extent that the optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the option as set forth in the notice of grant). The optionee (or the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

    (f) Death. In the event of an optionee's death: (i) during the optionee's employment or consulting relationship with the Company where the optionee has been in continuous status as an employee or consultant of the Company since the date of the grant of the option, the option may be exercised, at any time within 6 months of the date of death (but no later than the expiration date of such option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent that the optionee's right to exercise the option would have accrued if he or she had remained an employee or consultant of the Company 6 months after the date of death; or (ii) within 30 days (or such other period of time not exceeding 3 months as determined by the Administrator) after the optionee's employment or consulting relationship with the Company terminates, the option may be exercised at anytime within 6 months (or such other period of time as determined by the Administrator) following the date of death (but in no event later than the expiration date of the option) by the optionee's estate or a person who has acquired the right to exercise the option by bequest or inheritance, but only to the extent of the optionee's right to exercise the option at the date of termination.

    (g) Nontransferability of Options: Options granted under the Incentive Plan are not transferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

    (h) Other Provisions: The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Incentive Plan as may be determined by the Administrator.

  Stock Purchase Rights. A stock purchase right gives the purchaser a period of no longer than 6 months from the date of grant to purchase Common Stock. The purchase price of Common Stock purchased pursuant to a stock purchase right is determined in the same manner as for nonstatutory stock options. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death and disability). The purchase price for any shares repurchased by the Company shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercisable during the optionee's lifetime only by the optionee.

  Adjustments Upon Changes in Capitalization. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the Incentive Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the Incentive Plan, and the exercise price of any such outstanding option or stock purchase right.

  In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may allow the optionees to exercise their options as to all the stock covered by such options fifteen (15) days prior to the consummation of the liquidation or dissolution.

  In connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option or stock purchase right shall be assumed or an equivalent option or right may be substituted by the successor corporation. If the successor corporation refuses to assume an option or stock purchase rights, or to substitute substantially equivalent options or rights, then the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the stock subject to such option or stock purchase right, including shares as to which it would not otherwise be vested or exercisable.

  Amendment and Termination of the Incentive Plan. The Board may amend, alter, suspend or terminate the Incentive Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the Incentive Plan to the extent necessary to comply with Section 162(m) of the Code and Section 422 of the Code, or any other applicable rule or statute. No such action by the Board or shareholders may alter or impair any option or stock purchase right previously granted under the Incentive Plan without the consent of the optionee.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. The Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% shareholder of the Company.

  The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the Incentive Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve and ratify the amendment to the Incentive Plan.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1993 INCENTIVE STOCK PLAN

                                PROPOSAL NO. 3

                              REVERSE STOCK SPLIT

GENERAL

  The Board of Directors of the Company has approved a proposal (the "Reverse Stock Split Proposal") to amend the Company's Articles of Incorporation to effect a one-for-four reverse stock split of the Company's outstanding Common Stock, no par value per share (the "Common Stock"), subject to the approval by the shareholders of the Company. The Reverse Stock Split Proposal provides for the combination and reclassification of the presently issued and outstanding shares of Common Stock, into a smaller number of shares of identical Common Stock, on the basis of one share of Common Stock for each four shares of Common Stock previously issued and outstanding (the "Reverse Stock Split"). Except as may result from the payment of cash for fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. If approved by the shareholders of the Company as provided herein, the Reverse Stock Split will be effected by an amendment to the Company's Articles of Incorporation in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of California (the "Effective Time"). The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is hereby incorporated by reference herein.

  At the Effective Time, each share of Common Stock issued and outstanding will automatically be reclassified and converted into one-fourth of a share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Shareholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will, instead, receive from the Company a cash payment in U.S. dollars equal to such fraction multiplied by four times the arithmetic mean average closing bid price per share of the Common Stock on the Nasdaq Stock Market, Inc. ("Nasdaq") for the five trading days immediately preceding the Effective Date.

  The Company expects that, if the Reverse Stock Split Proposal is approved by the shareholders at the Annual Meeting, the Reverse Stock Split Amendment will be filed promptly. However, notwithstanding approval of the Reverse Stock Split Proposal by the shareholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment, if the Board of Directors determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company's shareholders at such time. Factors leading to such a determination could include, without limitation, any possible effect on Nasdaq listing or future securities offerings (see "Reasons for the Reverse Stock Split Proposal," below).

REASONS FOR THE REVERSE STOCK SPLIT

  The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split.

  During the 1997 calendar year, the closing bid price for the Common Stock on the SmallCap tier of The Nasdaq Stock Market, Inc. (the "Nasdaq SmallCap Market") ranged from $0.75 to $3.88 per share. The closing bid price for the Common Stock on April 13, 1998, was $0.56 per share. The Company believes that such a low quoted market price per share may discourage potential new investors, increase market price volatility and decrease the liquidity of the Common Stock. Most importantly, pursuant to new Nasdaq SmallCap Market rules that went into effect on February 23, 1998 (the "New Nasdaq Listing Requirements") the minimum bid price for the Company's Common Stock must be at least $1.00 per share for continued inclusion of the Common Stock on the Nasdaq SmallCap Market. The Company believes, but cannot assure, that the Reverse Stock Split will enable the Common Stock to trade above the minimum bid price established by the New Nasdaq Listing Requirements.

  The Company believes that maintaining the listing of the Common Stock on Nasdaq is in the best interests of the Company and its shareholders. Inclusion in Nasdaq increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a Nasdaq listing may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares qualify for listing on Nasdaq.

  For the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. However, there can be no assurance that, following the Reverse Stock Split, the Common Stock will trade at four times the market price of the Common Stock prior to the Reverse Stock Split.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

  Subject to shareholder approval, the Reverse Stock Split Proposal will be effected by filing the Reverse Stock Split Amendment to the Company's Certificate of Incorporation, and will be effective immediately upon such filing. Although the Company expects to file the Reverse Stock Split Amendment with the California Secretary of State's office promptly following approval of the Reverse Stock Split Proposal at the Annual Meeting, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its shareholders. The Company reserves the right to forego or postpone filing the Reverse Stock Split Amendment, if such action is determined to be in the best interests of the Company and its shareholders.

  Each shareholder that owns fewer than four Common Stock will have such shareholder's fractional share of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares." The interest of such shareholder in the Company will thereby be terminated, and such shareholder will have no right to share in the assets or future growth of the Company. Each shareholder that owns four or more shares of Common Stock will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a shareholder. Such interest will be represented by one-fourth as many shares as such shareholder owned before the Reverse Stock Split, subject to the adjustment for fractional shares in which case such shareholder shall receive cash in lieu of such fractional share. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-fourth of the number issuable in respect thereof immediately prior to the Effective Date, the per share exercise price immediately following the Effective Date will be 400% of the per share exercise or conversion price immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

  The Reverse Stock Split will also result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

  The Company is authorized to issue 35,000,000 shares of Common Stock, of which 8,305,818 shares were issued and outstanding at the close of business on the Record Date. The Company is also authorized to issue 25,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), of which none were issued and outstanding at the close of business on the Record Date.

  Adoption of the Reverse Stock Split will reduce the shares of Common Stock outstanding on the Record Date from 8,305,818 to approximately 2,076,460. After the Reverse Stock Split, the Company estimates that it will have approximately the same number of shareholders. Except for the receipt of cash in lieu of fractional interests, the reverse stock split will not affect any shareholder's proportionate equity interest in the company.

  The Common Stock is currently listed on the Nasdaq SmallCap Market, under the trading symbol SLPT.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

  The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of shareholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will pay to the shareholder, in lieu of issuing fractional shares of the Company, cash in an amount equal to the same fraction multiplied by four times the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five days immediately preceding the Effective Date. A change in the closing price of the Common Stock will affect the amount received by shareholders in lieu of fractional shares.

  As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that he holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

  After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "old certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the old certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All shareholders should consult with their own tax advisors.

  This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

  SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

  The Company should not recognize any gain, or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a shareholder who receives only Common Stock upon the Reverse Stock Split. A shareholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on an amount equal to the difference between the cash received and the shareholder's basis in such fractional share of Common Stock. For this purpose, a shareholder's basis in such fractional share of Common Stock will be determined as if the shareholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Shareholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefor.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve the amendment of the Company's Articles of Incorporation to effect the Reverse Stock Split.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
      VOTE "FOR" THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION
                      TO EFFECT THE REVERSE STOCK SPLIT.

                                PROPOSAL NO. 4

              CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP to audit the financial statements of the Company for the year ending December 31, 1998, and recommends that the shareholders confirm the selection. In the event of a negative vote, the Board will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements since March 1993. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

  The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve the selection of Ernst & Young LLP as the independent auditors of the Company.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
      VOTE "FOR" THE CONFIRMATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
       AS INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 1998.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 31, 1998 by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, (iii) the Company's Chief Executive Officer and each of the other executive officers of the Company other than the Chief Executive Officer whose total salary and bonus for fiscal year 1997 exceeded $100,000 (together, the "Named Officers") and (iv) all executive officers and directors as a group.

                                                                      PERCENT
    FIVE PERCENT SHAREHOLDERS,                                      BENEFICIALLY
    DIRECTORS AND EXECUTIVE OFFICERS(1)                    NUMBER     OWNED(2)
    -----------------------------------                   --------- ------------
Charlie Bass(3)..........................................   457,383      5.5%
  435 Tasso Street
  Suite 325
  Palo Alto, CA 94301
Edward M. Esber, Jr.(4)..................................   247,511      3.0%
  c/o SoloPoint, Inc.
  130-B Knowles Dr.
  Los Gatos, CA 95032
Giuliano Raviola(5)......................................   244,606      2.9%
  4C Ventures, Inc.
  10261 Bubb Road
  Cupertino, CA 95014
Arthur G. Chang(6).......................................   133,488      1.6%
  c/o SoloPoint, Inc.
  130-B Knowles Dr.
  Los Gatos, CA 95032
Donald Nanneman(7).......................................    16,250        *
  c/o SoloPoint, Inc.
  130-B Knowles Dr.
  Los Gatos, CA 95032
Ronald J. Tchorzewski(8).................................    13,489        *
  c/o SoloPoint, Inc.
  130-B Knowles Dr.
  Los Gatos, CA 95032
Patrick Grady(9).........................................     2,750        *
  Borealis Technology Corp.
  4070 Silver Sage Drive
  Carson City, NV 89701
Charles Ross(10).........................................     2,750        *
  Ameritech Development Corporation
  30 South Wacker Drive
  Chicago, IL 60606
Brian Kerr...............................................         0        *
  c/o SoloPoint, Inc.
  130-B Knowles Dr.
  Los Gatos, CA 95032
All directors and officers as a group (9 persons)(11).... 1,118,227     13.2%

--------
*  Less than 1%

 (1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

 (2) Applicable percent ownership is based on 8,305,818 shares of Common Stock outstanding as of March 31, 1998.

 (3) Includes 30,628 shares subject to warrants and 2,750 shares subject to options exercisable within 60 days from March 31, 1998. An aggregate 407,383 shares are held by Bass Associates. Dr. Bass, a director of the Company, is the controlling General Partner of Bass Associates and may be deemed to share voting and investment power with respect to those shares. However, Dr. Bass disclaims beneficial ownership of shares owned by Bass Associates except to the extent of his pecuniary interest therein.

 (4) Includes 27,501 shares subject to options exercisable within 60 days of March 31, 1998. An additional 200,000 of Mr. Esber's shares are subject to repurchase options granted to the Company under two separate agreements. The first agreement grants the Company an option to repurchase 140,000 of Mr. Esber's shares within 90 days following the termination of Mr. Esber's employment with the Company. Under the agreement, one-fourth (35,000) of the shares were released from the repurchase option on November 26, 1996, and one-forty-eighth (approximately 2,917) of the shares were released from the repurchase option on October 26, 1996 and one-forty-eighth of the shares will be released on the twenty-sixth day of each month thereafter until all of the shares were released. In the event of a Change of Control of the Company (as defined in the agreement), an additional number of shares equal to one-half of the number of shares that have not been released from the Company's repurchase option as of the closing of such Change in Control shall become immediately exercisable on the consummation of such Change in Control. The second agreement grants the Company an option to repurchase the remaining 60,000 shares within 90 days following the termination of Mr. Esber's employment with the Company. Under the agreement, one-forty-eighth (1,250) of the shares were released on June 1, 1996, and an additional one-forty-eighth of the shares are to be released on the first day of each month thereafter until all of the shares have been released. The second agreement contains identical Change of Control provisions as the agreement governing the aforementioned 140,000 shares.

 (5) Includes 40,000 shares subject to warrants and 2,750 shares subject to options exercisable within 60 days from March 31, 1998. An aggregate 241,856 shares are held by 4C Ventures, L.P. Mr. Raviola, a director of the Company, is a Limited Partner of 4C Associates, L.P., which is the General Partner of 4C Ventures, L.P. Mr. Raviola may be deemed to be the beneficial owner of shares owned by 4C Ventures, L.P.

 (6) Includes 18,488 shares subject to options exercisable within 60 days from March 31, 1998. The remaining 115,000 of Mr. Chang's shares are subject to repurchase options granted to the Company under two separate agreements. The first agreement grants the Company an option to repurchase 75,000 of Mr. Chang's shares within 90 days following the termination of Mr. Chang's employment with the Company. Under the agreement, one-fourth (18,750) of the shares were released from the repurchase option on January 1, 1997. One-forty-eighth (approximately 1,563) of the shares were released from the repurchase option on February 1, 1997 and one-forty-eighth of the shares will be released on the first day of each month thereafter until all of the shares have been released. In the event of a Change of Control of the Company (as defined in the agreement), an additional number of shares equal to one-half of the number of shares that have not been released from the Company's repurchase option as of the closing of such Change in Control shall become immediately exercisable on the consummation of such Change in Control. The second agreement grants the Company an option to repurchase the remaining 40,000 shares within 90 days following the termination of Mr. Chang's employment with the Company. Under the agreement, one-forty-eighth (approximately 833) of the shares were released on June 1, 1996, and an additional one-forty-eighth of the shares will be released on the first day of each month thereafter until all shares have been released. The second agreement contains identical Change of Control provisions as the agreement governing the aforementioned 75,000 shares.

 (7) Includes 16,250 shares subject to options exercisable within 60 days from March 31, 1998.

 (8) Includes 13,489 shares subject to options exercisable within 60 days from March 31, 1998.

 (9) Includes 2,750 shares subject to options exercisable within 60 days from March 31, 1998. Mr. Grady, a director of the Company, is H.J. Meyers & Co., Inc's. nominee to the Board of Directors pursuant to agreement with the Company. See "Certain Relationships and Related Transactions."

(10) Includes 2,750 shares subject to options exercisable within 60 days from March 31, 1998.

(11) Includes 70,628 shares subject to warrants and 86,728 shares subject to options exercisable within 60 days from March 31, 1998.

                            EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

  The executive officers of the Company and certain information about them as of December 31, 1997 are listed below:

                  NAME                AGE             COMPANY POSITIONS
                  ----                ---             -----------------
   Edward M. Esber, Jr.(1)...........  45 President, Chief Executive Officer and
                                           Director
   Arthur G. Chang(2)................  39 Chief Operating Officer
   Ronald J. Tchorzewski.............  47 Chief Financial Officer
   Donald Nanneman...................  43 Vice President of Marketing

--------
(1) Mr. Esber resigned as President and Chief Executive Officer effective February 4, 1998 and became Chairman of the Board of the Company as of such date.
(2) Mr. Chang resigned as Chief Operating Officer effective February 4, 1998 in order to assume the position of President and Chief Executive Officer of the Company.

  Messrs. Esber's and Chang's backgrounds are summarized under "Proposal No. 1-- Election of Directors" above.

  Ronald J. Tchorzewski joined the Company in October 1996 as Vice President of Finance as was elected Chief Financial Officer in July 1997. From July 1996 to October 1996, Mr. Tchorzewski was an independent consultant. From September 1993 to July 1996, Mr. Tchorzewski served as Chief Financial Officer of ULTRADATA Corporation. From July 1987 to September 1993, Mr. Tchorzewski held various positions with Cadence Design Systems, Inc., most recently as Vice President and Corporate Controller. Mr. Tchorzewski holds a bachelor's degree in accounting from Seton Hall University and a master's degree in finance from Seton Hall University.

  Donald Nanneman joined the Company in January 1997 as Vice President of Marketing. From March 1992 to December 1996, Mr. Nanneman was Group Marketing Manager of Octel Communications. Prior to joining Octel, Mr. Nanneman was Vice President of Sales and Marketing for MediaWorks, a workgroup software publisher. Prior to Media Works, Mr. Nanneman held marketing management positions with Apple Computer, Britton Lee and other technology companies.

COMPENSATION TABLES

  Summary Compensation Table. The following table sets forth the compensation paid by the Company to the Chief Executive Officer and each of the other executive officers of the Company whose total salary and bonus for fiscal year 1997 exceeded $100,000 (collectively the "Named Officers").

                                                                      LONG-TERM
                                        ANNUAL COMPENSATION         COMPENSATION
                                 FISCAL --------------------    SECURITIES UNDERLYING    ALL OTHER
  NAME OF PRINCIPAL POSITION      YEAR    SALARY     BONUS            OPTIONS#        COMPENSATION(2)
  --------------------------     ------ ---------- ---------    --------------------- ---------------
Edward M. Esber, Jr............   1995  $   32,637        --               --                 --
 Chief Executive Officer,         1996     180,000 $  45,000(1)            --             $4,496
 President and Director           1997     180,000    72,000(1)        75,000(3)           5,299
Arthur G. Chang................   1996     104,583        --               --              4,197
 Chief Operating Officer          1997     156,000    18,000(4)        75,000(5)           4,764
Ronald J. Tchorzewski..........   1996      27,083        --           25,000(7)              --
 Chief Financial Officer(6)       1997     130,000        --           87,500(8)           5,254
Donald Nanneman................   1997     130,000        --           90,000(10)          5,299
 Vice President of Marketing(9)
Brian Kerr.....................   1996      90,000        --           80,000(12)          2,200
 Vice President of Sales(11)      1997     123,573        --               --              2,378

--------
 (1) Represents bonus earned by the Named Officer based upon his performance in the year noted but credited in the subsequent year against the Named Officer's indebtedness to the Company. See "Certain Relationships and Related Transactions."

 (2) Consists of life and health insurance premiums paid by the Company.

 (3) Pursuant to the Company's 1993 Incentive Stock Plan, an option to purchase 75,000 shares of Common Stock at a price of $0.875 per share was granted to Mr. Esber in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1997, such option was vested with respect to 9,375 shares of Common Stock.

 (4) Represents bonus earned by the Named Officer based upon his performance in the year noted but paid in the subsequent year.

 (5) Pursuant to the Company's 1993 Incentive Stock Plan, an option to purchase 75,000 shares of Common Stock at a price of $0.875 per share was granted to Mr. Chang in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1997, such option was vested with respect to 9,375 shares of Common Stock.

 (6) Mr. Tchorzewski joined the Company in October 1996.

 (7) Pursuant to the Company's 1993 Incentive Stock Plan, an option to purchase 25,000 shares of Common Stock at a price of $3.00 per share was granted to Mr. Tchorzewski in October 1996. Such option was canceled and regranted at a price of $2.375 in January 1997 and was again canceled and regranted at a price of $0.875 on December 31, 1997, pursuant to the Company's stock option exchange program under the Company's 1993 Incentive Stock Plan (see description below). Such option vests on a monthly basis over a four-year period commencing January 29, 1997. As of December 31, 1997, such option was vested with respect to 6,250 shares of Common Stock.

 (8) Consists of options to purchase 30,000 shares of Common Stock as original grants pursuant to the Company's 1993 Incentive Stock Plan and options to purchase 57,500 shares of Common Stock as regrants of canceled stock options pursuant to the Company's stock option exchange program. An option to purchase 7,500 shares of Common Stock was originally granted to Mr. Tchorzewski at a price of $2.125 per share in July 1997 and was subsequently canceled and regranted at a price of $0.875 per share in December 1997. Such option vests at the rate of 1/4th of the shares on the first anniversary of the original grant date and vests on a monthly basis over the subsequent three years. An option to purchase 22,500 shares of Common Stock was granted to Mr. Tchorzewski at a price of $0.875 per share in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1997, both such options were vested with respect to an aggregate 2,813 shares of Common Stock.

 (9) Mr. Nanneman joined the Company in January 1997.

(10) Consists of options to purchase 55,000 shares of Common Stock as original grants pursuant to the Company's 1993 Incentive Stock Plan and options to purchase 35,000 shares of Common Stock as regrants of canceled stock options pursuant to the Company's stock option exchange program. An option to purchase 35,000 shares of Common Stock was originally granted to Mr. Nanneman at a price of $1.75 per share in January 1997 and was subsequently canceled and regranted at a price of $0.875 per share in December 1997. Such option vests at the rate of 1/4th of the shares on the first anniversary of the original grant date and vests on a monthly basis over the subsequent three years. An option to purchase 20,000 shares of Common Stock was granted to Mr. Nanneman at a price of $0.875 per share in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1997, both such options were vested with respect to an aggregate 2,500 shares of Common Stock.

(11) Mr. Kerr joined the Company in July 1996 and resigned from the Company effective August 31, 1997.

(12) Pursuant to the Company's 1993 Incentive Stock Plan, an option to purchase 80,000 shares of Common Stock at a price of $4.25 per share was granted to Mr. Kerr in June 1996. Such option vested at the rate of 1/4 of the shares on June 27, 1997 and vested at the rate of an additional 1/48 of the shares each month thereafter. Mr. Kerr resigned from the Company effective August 31, 1997. Mr. Kerr's option was never exercised and terminated after his resignation from the Company.

  Employment Contracts. In October 1995, The Company entered into an employment agreement with Edward M. Esber, Jr., former President and Chief Executive Officer and current Chairman of the Board of the Company. Pursuant to such agreement, Mr. Esber received an annual base salary of $180,000 plus a performance bonus of up to $72,000 for fiscal 1997. Mr. Esber's bonus for 1997 was credited in the 1998 against the Mr. Esber's indebtedness to the Company. Pursuant to Mr. Esber's employment agreement, if Mr. Esber's employment is involuntarily terminated without cause prior to November 1, 1999, Mr. Esber will continue to receive his base salary and benefits for a period of six months from the date of termination. See "Certain Relationships and Related Transactions."

  In February 1996, the Company entered into an employment agreement with Arthur G. Chang, the former Chief Operating Officer and current President and Chief Executive Officer of the Company. Pursuant to such agreement, Mr. Chang received an annual salary of $85,000. In 1996, Mr. Chang's annual salary was increased to $132,000. See "Certain Relationships and Related Transactions."

  In October 1996, the Company entered into an employment agreement with Ronald J. Tchorzewski, the Chief Financial Officer of the Company. Pursuant to such agreement, Mr. Tchorzewski receives an annual salary of $130,000.

  In January 1997, the Company entered into an employment agreement with Donald Nanneman, the Vice President of Marketing of the Company. Pursuant to such agreement, Mr. Nanneman receives an annual salary of $130,000.

  The Company currently has no other compensatory plan or arrangement with any of the Named Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

STOCK OPTION INFORMATION

  Option Grants in Last Fiscal Year. The following table sets forth certain information concerning grants of stock options to each of the Named Officers during the fiscal year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                % OF TOTAL
                                    NUMBER OF    OPTIONS
                                    SECURITIES  GRANTED TO
                                    UNDERLYING  EMPLOYEES  EXERCISE
                                     OPTIONS    IN FISCAL    PRICE   EXPIRATION
               NAME                 GRANTED(1)     YEAR    PER SHARE    DATE
               ----                 ----------  ---------- --------- ----------
Edward M. Esber, Jr................   75,000       14.0%    $0.875    12/31/07
 President, Chief Executive Officer
 and Director
Arthur G. Chang....................   75,000       14.0%    $0.875    12/31/07
 Chief Operating Officer
Ronald J. Tchorzewski..............   87,500(2)    16.4%    $0.875    01/29/07
 Chief Financial Officer                                    $2.375    12/31/07
Donald Nanneman....................   90,000(3)    16.7%    $0.875    01/03/07
 Vice President of Marketing                                $ 1.75    12/31/07
Brian Kerr.........................       --         --         --          --
 Vice President of Sales

--------
(1) The options referenced in the foregoing table are intended to be incentive stock options to the extent permitted by applicable law. The Company's 1993 Amended Incentive Stock Plan (the "Incentive Plan") also provides for the grant of non-qualified stock options. Incentive stock options may be granted under the Incentive Plan at an exercise price no less than fair market value on the date of grant. For so long as the Company's Common Stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the Common Stock. Non-qualified options may be granted at an exercise price of no less than 85% of fair market value on the date of grant. Options generally become exercisable as to 25% of the shares subject to the option one year after the date of grant, and as to the remainder in equal monthly installments over the succeeding 36 months. Options generally terminate on the earlier of thirty days after termination of the optionee's employment by or services to the Company, or ten years after grant.

(2) Consists of options to purchase 30,000 shares of Common Stock as original grants pursuant to the Company's 1993 Incentive Stock Plan and options to purchase 57,500 shares of Common Stock as regrants of canceled stock options pursuant to the Company's stock option exchange program. An option to purchase 7,500 shares of Common Stock was originally granted to Mr. Tchorzewski at a price of $2.125 per share in July 1997 and was subsequently canceled and regranted at a price of $0.875 per share in December 1997. Such option vests at the rate of 1/4th of the shares on the first anniversary of the original grant date and vests on a monthly basis over the subsequent three years. An option to purchase 22,500 shares of Common Stock was granted to Mr. Tchorzewski at a price of $0.875 per share in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1997, both such options were vested with respect to an aggregate 2,813 shares of Common Stock.

(3) Consists of options to purchase 55,000 shares of Common Stock as original grants pursuant to the Company's 1993 Incentive Stock Plan and options to purchase 35,000 shares of Common Stock as regrants of canceled stock options pursuant to the Company's stock option exchange program. An option to purchase 35,000 shares of Common Stock was originally granted to Mr. Nanneman at a price of $1.75 per share in January 1997 and was subsequently canceled and regranted at a price of $0.875 per share in December 1997. Such option vests at the rate of 1/4th of the shares on the first anniversary of the original grant date and vests on a monthly basis over the subsequent three years. An option to purchase 20,000 shares of Common Stock was granted to Mr. Nanneman at a price of $0.875 per share in December 1997. Such option vests on a monthly basis over a four-year period commencing July 1, 1997. As of December 31, 1997, both such options were vested with respect to an aggregate 2,500 shares of Common Stock.

  Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End
Values. The following table sets forth certain information concerning the number of options exercised by the Named Officers during the fiscal year ended December 31, 1997, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Officers as of December 31, 1997. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company's Common Stock as of December 31, 1997 ($0.875 per share).

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                      NUMBER OF
                                                SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                               UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS
                           SHARES                 DECEMBER 31, 1997       AT DECEMBER 31, 1997
                          ACQUIRED    VALUE   ------------------------- -------------------------
          NAME           ON EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Edward M. Esber, Jr.....       0       $ 0       9,375       65,625         $ 0          $ 0
Arthur G. Chang.........       0         0       9,375       65,625           0            0
Ronald J. Tchorzewski...       0         0       9,063       45,937           0            0
Donald Nanneman.........       0         0       2,500       52,500           0            0
Brian Kerr..............       0         0           0            0           0            0

BOARD OF DIRECTORS REPORT ON OPTION REPRICING

  Because of significant declines in the market value of the Company's Common Stock in 1997, most of the Company's outstanding options were exercisable at prices which substantially exceeded the market value of the Common Stock. In view of such declines in market value and in keeping with the Company's philosophy of utilizing equity incentive to motivate and retain qualified employees, the Board of Directors has felt it was important to regain the incentive intended to be provided by options to purchase shares of the Company's Common Stock and as such has approved stock option exchange programs.

  In January 1997, the Board of Directors approved a stock option exchange program (the "Exchange Program"), pursuant to which Ronald J. Tchorzewski, the Company's Chief Financial Officer and certain other employees holding incentive stock options and nonstatutory options under the Company's 1993 Incentive Stock Option Plan (the "Incentive Plan") were given the opportunity, within thirty (30) days of notice of such Exchange Program, to exchange such options for new options including a new vesting schedule of such new options as described below.

  Under the Exchange Program, holders of stock options on January 29, 1997 which were granted under the Incentive Plan and which had an exercise price greater than $2.375 per share (the "Old Options") were offered the opportunity to request that the Company issue new options ("New Options") having an exercise price equal to $2.375, the fair market value of a share of the Company's Common Stock on that date (the "Base Exercise Price"). The New Options vest as follows: each New Option vests at a rate of one-forth-eighth ( 1/48) of the total number of shares subject to such New Option per month from January 29, 1997; provided, however, that each New Option will not be exercisable for any shares until one year from the original vesting start date ("Vesting Start Date") of the respective Old Option. At any time on or after one year from such Vesting Start Date, all vested shares subject to such New Option shall be exercisable.

  The New Options modify only the exercise price of the Existing Options to which each relate and were issued under and are governed by the Incentive Plan under which such options were originally granted. Other than the different exercise price and the commencement of a new vesting schedule, the option agreements relating to the New Options are substantially identical to the option agreements for the Old Options they replaced.

  In December 1997, the Board of Directors approved a second stock option exchange program (the "Second Exchange Program"), pursuant to which Ronald J. Tchorzewski, the Company's Chief Financial Officer, Donald Nanneman, the Company's Vice President of Marketing and certain other employees holding incentive stock options and nonstatutory options under the Incentive Plan were given the opportunity, within thirty (30) days of notice of such Second Exchange Program, to exchange such options for new options. The vesting schedule for the such new options was unchanged.

  Under the Second Exchange Program, holders of stock options on December 31, 1997 which were granted under the Incentive Plan and which had an exercise price greater than $0.875 per share (the "Second Old Options") were offered the opportunity to request that the Company issue new options ("Second New Options") having an exercise price equal to $0.875, the fair market value of a share of the Company's Common Stock on that date (the "Second Base Exercise Price"). Each Second New Option is exercisable according to the same vesting schedule as the corresponding Second Old Option.

  The Second New Options modify only the exercise price of the Second Existing Options to which each relate and were issued under and are governed by the Incentive Plan under which such options were originally granted. Other than the different exercise price, the option agreements relating to the Second New Options are substantially identical to the option agreements for the Second Old Options they replaced.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In February 1996, Edward M. Esber, Jr., the then Chief Executive Officer, President, Chief Financial Officer and Director of the Company, and the Company, entered into a Restricted Stock Purchase Agreement pursuant to which Mr. Esber bought 140,000 shares of the Company's Common Stock, at a price of $0.50 per share. These shares are subject to repurchase by the Company, at the original $0.50 purchase price per share, upon Mr. Esber's cessation of service prior to vesting in those shares. In conjunction with the share purchase, the Company loaned $70,000 to Mr. Esber pursuant to a promissory note secured by the 140,000 shares of restricted Common Stock purchased by Mr. Esber. Mr. Esber serves pursuant to an employment agreement under which he is entitled to severance payments. See "Beneficial Security Ownership of Management & Certain Beneficial Owners" and "Executive Compensation."

  In February 1996, Arthur G. Chang, the then Chief Operating Officer of the Company, and the Company, entered into a Restricted Stock Purchase Agreement pursuant to which Mr. Chang bought 75,000 shares of the Company's Common Stock, at a price of $0.50 per share, pursuant to the Incentive Plan. These shares are subject to repurchase by the Company, at the original $0.50 purchase price per share, upon Mr. Chang's cessation of service prior to vesting in those shares. In conjunction with the share purchase, the Company loaned $37,500 to Mr. Chang pursuant to a promissory note secured by the 75,000 shares of restricted Common Stock purchased by Mr. Chang. In addition, Mr. Chang serves pursuant to an employment arrangement at a current annual salary of $85,000.

  In April 1996, the Board of Directors approved a sale of 60,000 shares of the Company's Common Stock at a price of $0.50 per share to Mr. Esber pursuant to a Restricted Stock Purchase Agreement. In May 1996, Mr. Esber executed the Restricted Stock Purchase Agreement pursuant to which the shares are subject to repurchase by the Company, at the original $0.50 purchase price per share, upon Mr. Esber's cessation of service prior to vesting in those shares. In conjunction with the share purchase, the Company loaned $30,000 to Mr. Esber pursuant to a promissory note secured by the 60,000 shares of restricted Common Stock purchased by Mr. Esber.

  In April 1996, the Board of Directors approved the sale of 40,000 shares of the Company's Common Stock at a price of $0.50 per share to Mr. Chang pursuant to a Restricted Stock Purchase Agreement. In May 1996, Mr. Chang executed the Restricted Stock Purchase Agreement pursuant to which the shares are subject to repurchase by the Company, at the original $0.50 purchase price per share, upon Mr. Chang's cessation of service prior to vesting in those shares. In conjunction with the share purchase, the Company loaned $20,000 to

Mr. Chang pursuant to a promissory note secured by the 40,000 shares of restricted Common Stock purchased by Mr. Chang.

  In August 1996, as part of its underwriting agreement with H.J. Meyers & Co., Inc. (the underwriters for the Company's Initial Public Offering), the Company agreed (for a period of 24 months from the closing of the Initial Public Offering in August 1996) to grant to H.J. Meyers & Co., Inc. the right to nominate one member of the Board of Directors. In January 1998, as part of its underwriting agreement with H.J. Meyers & Co., Inc., with respect to the Company's secondary public offering, the Company agreed to extend H.J. Meyers & Co., Inc.'s right to nominate one member of the Board of Directors for a period of 36 months from the closing of the secondary public offering in January 1998, provided such nominee is acceptable to the Company.

  In March 1997, pursuant to his employment agreement, Mr. Esber elected to forgive $45,000 of indebtedness to the Company incurred to purchase stock, in lieu of a $30,000 cash bonus for his performance in 1996. In April 1997, Mr. Esber elected to have the Company forgive $27,000 of his indebtedness to the Company incurred to purchase stock, as a one time discretionary bonus, in lieu of a proposed $18,000 increase in base salary.

  Unless otherwise indicated, transactions with affiliates have been made on terms no less favorable to the Company than those available from unaffiliated parties. In the future, the Company will continue to seek the most favorable terms available from both affiliates and nonaffiliates.

                    RECENT SALES OF UNREGISTERED SECURITIES

  In February 1996, a total of 642,855 shares of Series A-7 Preferred Stock were issued to accredited investors at a price of $5.00 per share for a total value of $3,214,275. Consideration for the shares consisted of cash ($1,200,500), cancellation of convertible promissory notes ($1,463,770), and exchange of shares of Series A-6 Preferred Stock. In connection with the financing, the Company also issued warrants exercisable for a total of 2,442,700 shares of Series A-7 Preferred Stock. The Company relied upon
Section 4(2) as the exemption from the registration requirements of the Securities Act of 1933, as amended. No underwriters were used and no commission was paid. See "Certain Relationships and Related Transactions".

  In June 1996, pursuant to a bridge loan financing, the Company issued convertible promissory notes totaling $1,500,000 to Ameritech and 4C Ventures which automatically converted into shares of Common Stock upon the Company's IPO. The Company also issued warrants exercisable for a total of 30,000 shares of common stock at $5.00 per share. The Company relied upon Section 4(2) as the exemption from the registration requirements of the Securities Act of 1933, as amended. No underwriters were issued and no commission was paid. See "Certain Relationships and Related Transactions."

                               LEGAL PROCEEDINGS

  The Company is not a party to any legal proceeding.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                SOLOPOINT, INC.

                      1998 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 2, 1998

        The undersigned shareholder of SOLOPOINT, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 24, 1998 and hereby appoints Arthur G. Chang, and Ronald J. Tchorzewski, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Shareholders of SOLOPOINT, INC. to be held on June 2, 1998 at 11:00 a.m. local time, at 130-B Knowles, Los Gatos, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1993 INCENTIVE STOCK PLAN, FOR THE REVERSE STOCK SPLIT, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


(CONTINUED ON THE OTHER SIDE -- IMPORTANT TO MARK, DATE AND SIGN ON THE OTHER SIDE.)

                                           Please mark your vote as indicted [X]


1. ELECTION OF DIRECTORS:
   Nominees: Charlie Bass, Edward M. Eaber, Jr., Patrick Grady and Arthur G. Chang.

             FOR                    WITHHOLD          WITHHOLD
          all nominees              for all           authority
          listed below              nominees            to vote
          (except as                 listed             for the
         indicated below)            below            following
             [_]                      [_]                [_]

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 1993 INCENTIVE STOCK PLAN (THE "INCENTIVE PLAN") TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE INCENTIVE PLAN FROM 897,000 TO 1,397,000 SHARES:

                    FOR             AGAINST         ABSTAIN
                    [_]               [_]             [_]

3. PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-FOUR REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK:

                    FOR             AGAINST         ABSTAIN
                    [_]               [_]             [_]

4. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL PERIOD ENDING DECEMBER 31, 1998:

                    FOR             AGAINST         ABSTAIN
                    [_]               [_]             [_]




Dated:___________________, 1998

_______________________________
   Signature of Shareholder


_______________________________
     (please print name)

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears on the stock certificate(s), and returned promptly in the enclosed envelope. A corporation is requested to sign its name by its authorized officer, with the office held designated. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)